SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 14, 2015

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2015 (the “Amendment Closing Date”), Elephant Talk Europe Holding B.V., an entity organized under the laws of the Netherlands (“ET Europe”), a wholly owned subsidiary of Elephant Talk Communications Corp. (the “Company”), as borrower, the Company, Elephant Talk North America Corp. a Delaware corporation (“ET North America”), Elephant Talk Group International B.V., an entity organized under the laws of the Netherlands (“ET Group Netherlands”, and collectively with the Company and ET North America, the “Guarantors”, collectively with the Borrower, the “Credit Parties”), Corbin Mezzanine Fund I, L.P., (“Lender”) and Atalaya Administrative LLC, a New York limited liability company (“ATALAYA”), as administrative agent and collateral agent for the Lender, entered into a First Amendment to Credit Agreement and Waiver (the “Amendment”) amending certain terms of the Credit Agreement among the parties dated November 17, 2014 (the “Credit Agreement”).

Pursuant to the Amendment, the Lender and Atalaya agreed to waive the Existing Default as defined in the Credit Agreement subject to certain terms and conditions in the Amendment. Upon repayment of approximately $5.7 million (including certain expenses and interest) to the Lender, the Amendment reduced the term loan facility (the “Amended Term Loan Facility”) to $6.5 million. Borrowings under the Amended Term Loan Facility shall bear interest at the LIBOR rate plus an applicable margin per annum equal to eleven percent (11.00%), which may be decreased by 0.5% under certain circumstances such as the Company’s achievement of certain adjusted EBITDA during certain periods. The Amended Term Loan Facility will mature on December 31, 2017. The terms of original Credit Agreement and the ancillary agreements including the Security Agreement remain in effect unless otherwise amended in the Amendment.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Amendment are qualified in their entirety by reference to Exhibit 10.1. The Company’s press release, dated July 14, 2015, announcing the Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of July 9, 2015, the Amended Term Loan Facility constitutes a direct financial obligation of the Company, the material terms of which are described above under Item 1.01 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 9, 2015, pursuant to the terms of the Amendment, the Company issued two warrants to the Lender (the “Corbin Warrants”), one warrant to purchase two million shares of the Company’s common stock, par value $0.00001 (the “Common Stock”), exercisable upon issuance with an expiration date of 30 months from the closing of the Amendment, at a per share price of $0.02 in excess of the closing bid price as of the date of execution of the Amendment, and another warrant to purchase one million shares of Common Stock exercisable upon issuance with an expiration date of 18 months from the closing of the Amendment, at a per share price of $0.02 in excess of the closing bid price as of the date of execution of the Amendment.

The securities underlying the Corbin Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered and sold to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto.

The descriptions of the Corbin Warrants are qualified in their entirety by the terms and conditions of the Corbin Warrants, forms of which are filed as Exhibits 4.1 and 4.2, to this Current Report and are incorporated by reference herein.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Corbin Warrant, dated July 9, 2015 issued to Corbin Mezzanine Fund I, L.P to purchase two million shares of Common Stock
4.2	Form of Corbin Warrant, dated July 9, 2015 issued to Corbin Mezzanine Fund I, L.P. to purchase one million shares of Common Stock
10.1	First Amendment to Credit Agreement, dated as of July 9, 2015, by and among Elephant Talk Europe Holding B.V., as the Borrower, Elephant Talk Communications Corp., as the Parent and Guarantor, the other Subsidiaries of the Parent, from time to time party hereto as Guarantors, the Lenders from time to time party hereto and Atalaya Administrative LLC, as Administrative Agent and Collateral Agent.
99.1	Press Release issued by the Company dated July 14, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2015	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

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